KOSTIN, RUFFKESS & COMPANY, LLC
Business Advisors and Certified Public Accountants

Farmington • New London

Pond View Corporate Center
76 Batterson Park Road
Farmington, CT 06032

Main Line: (860) 678-6000
Toll Free: (800) 286-KRCO
Fax: (860) 678-6110
Web: www.kostin.com

Exhibit 7.1

May 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: U.S. Energy Systems, Inc.

We have read the statements made by U.S. Energy Systems, Inc. included under Item 4.02 of the Form 8-K report dated May 16, 2005. We agree with such statements made therein.

Yours truly,

Kostin, Ruffkess & Company, LLC

Kostin, Ruffkess & Company, LLC